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                                                                   EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 6th day of November, 1996 by and between JUST FOR FEET, INC., an Alabama corporation (the "Company"), and ALEX BOND (the
"Executive"), an individual.

     For and in consideration of the mutual covenants described below, the parties hereto agree as follows:

     1.  EMPLOYMENT.  The Company agrees to employ
Executive, and Executive agrees to accept such employment, upon the following terms and conditions.

     2. DUTIES. Executive shall assume the responsibilities and perform the duties of Executive Vice President of Strategic Development of the Company. Such duties may be revised from time to time at the sole discretion of the Board of Directors of the Company, and Executive shall perform such duties at such location(s) as the Company may direct from time to time. Executive agrees to devote his full time and energy to the furtherance of the business of the Company and shall be loyal to the Company and use his best efforts to further its interests, and shall not during the term hereof, without the prior written consent of the Company, work or perform services in any advisory or other capacity for any individual, firm, company, or corporation other than for the Company.

     3.  COMPENSATION.

     3.1 Base Salary. The Company shall pay Executive as compensation for all the services to be rendered by Executive hereunder a base salary equal to a rate of $150,000 per year for each of the years during the Initial Term hereof (as hereinafter defined). Thereafter, if this Agreement is extended pursuant to Section 4(a) below, Executive's base salary shall be subject to review and increase in the discretion of the Board of Directors. Executive's salary shall be payable beginning with the period starting February 1, 1997 in equal monthly installments. The Company's obligation to pay Executive any compensation shall cease upon termination of Executive's employment with the Company.
Executive's annual base salary shall be prorated on a daily basis for the years in which Executive commences and terminates his employment relationship with the Company.

     3.2 Living Allowance. During the Initial Term (as hereinafter defined) Company shall pay to Executive as a living allowance the sum of $50,000 per year beginning February 1, 1997. Said amount shall be payable in equal monthly installments and shall be prorated on a daily basis for the years in which Executive commences and terminates his employment relationship with the Company.

     3.3 Bonus. Executive shall be eligible to receive a performance-based bonus during each year of his employment hereunder beginning with the year ending January 31, 1998 equal in an amount up to $200,000 per year. Such bonus shall be based on the performance of the Company and shall be measured against standards and criteria agreed to between Executive and representatives of the Company.

     3.4 Stock Options.  Subject to Executive's execution of and compliance with the terms of that certain Just For Feet, Inc. Incentive Stock Option Agreement substantially in the form attached hereto as
Exhibit A, which executed agreement shall in all respects be in form and substance satisfactory to the Company, Executive is hereby granted options to acquire 200,000 shares of the common stock of the Company.
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     3.5 Other Benefits.  Executive shall be entitled to receive health and dental insurance benefits, vacation benefits and other benefits substantially similar to those provided to other executives of the Company. Company shall have the right to change said benefit program at any time or times.

     3.6 Reimbursement of Expenses. In addition to the compensation described in this Agreement, Employee shall be entitled to reimbursement by Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses are properly characterized as being business expenses that are properly tax deductible for Company, and further provided that such expenses were incurred only in accordance with the policies and procedures established by the Board of Directors from time to time. Employee shall provide Company with written documentation of such expenses in form complying with the records required of Company by the Internal Revenue Service and appropriate state authorities for tax deductibility purposes in such cases, and reimbursement for each item of approved expense shall be made within a reasonable time after receipt by Company of the written documentation thereof.

     3.7 Vacation. The Employee shall be entitled to two (2) weeks annual paid vacation and such holidays as the Board of Directors may approve. In the event of any termination of employment, Executive shall not be entitled to receive payment for any unused vacation time.

     3.8 Withholdings. All amounts payable to Executive pursuant to this Agreement shall be subject to all applicable withholdings as required by all laws.

     4.  TERM AND TERMINATION.

       (a) This Agreement shall be effective upon the date first set forth above and, unless earlier terminated as provided herein, shall remain in full force and effect for an initial period which ends on January 31, 1999 (the "Initial Term"). This Agreement may be renewed on the same terms and conditions for additional successive periods of one (1) year upon the execution of a written agreement by the parties hereto.

       (b) Notwithstanding anything contained herein to the contrary, the Company may terminate Executive's employment immediately for cause.
For purposes of this Agreement, "for cause" shall mean the occurrence of the following: (i) the commission of any act of fraud, dishonesty, misappropriation or moral turpitude on the part of the Executive, (ii) a material breach by the Executive of, or a material failure by the Executive to perform, his duties and obligations hereunder, (iii) continued neglect by Executive in fulfilling his duties as an executive officer of the Company as a result of alcoholism, addiction to illegal substances, or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such neglect within a reasonable time thereafter, (iv) the Executive becomes Completely
Disabled (as hereinafter defined), or (v) the death of Executive. For purposes of this Agreement, "Completely Disabled" shall mean
Executive's inability, due to illness, accident or any other physical or mental incapacity, to perform the duties provided for herein for an aggregate of 91 days during any period of 180 consecutive days during the term hereof. In addition, termination of Executive's employment upon the occurrence of any act specified in (i) through (iii) above shall result, to the extent not otherwise prohibited by law, in Executive's loss of any benefits provided by the Company.

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       (c) Upon termination of employment for any reason, Executive shall return immediately to the Company all documents, property, and other records of the Company, and all copies thereof, within Executive's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (each as defined below) or any portion thereof.

     5.  RELOCATION.

     5.1 Expenses. The Company agrees to reimburse Employee for the following moving expenses incurred with respect to Employee's relocation from Portland, Oregon to Birmingham, Alabama: (i) reasonable expenses incurred for the movement of normal household goods and one (1) automobile, (ii) reasonable closing costs paid with respect to the sale of Employee's existing home up to a maximum of six (6%) percent of the sales price and (iii) actual closing costs paid with respect to the purchase by Employee of a new home in Birmingham, Alabama up to a maximum of $2500.00

     5.2 Additional Payments.  If Executive's home in Portland,
Oregon does not sell prior to Executive moving to Birmingham, Alabama, the Company shall pay Executive the sum of One Thousand Three
Hundred Sixty-Three Dollars ($1,363.00) per month toward Executive's mortgage payment on his Portland, Oregon home to the earlier to occur of the time the Portland, Oregon home sells or six (6) months from the date the original payment is made; provided, however, said payments shall not exceed in the aggregate Eight Thousand One Hundred Seventy-Eight
Dollars ($8,178.00).

     6.  TRADE SECRETS AND CONFIDENTIAL INFORMATION.

       (a) The Company may disclose to Executive certain Trade Secrets and Confidential Information (each as defined below). Executive acknowledges and agrees that the Trade Secrets and Confidential
Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property rights laws. Executive acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Executive may use the Trade Secrets and Confidential Information solely for the benefit of the Company while Executive is employed or retained by the Company.
Except in the performance of services for the Company, Executive will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. Executive agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto.

       (b) Executive's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Executive acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Executive is employed or retained by the Company and for five (5) years thereafter. As used herein, "Trade Secrets" means information of the Company, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the

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subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, financial information, marketing strategies and advertising campaigns, information regarding Company's executives and employees, and the terms and conditions of this Agreement. For purposes of this Agreement, "Confidential Information" and "Trade Secrets" shall not include the following: (i) anything or any information that was or becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive by the Company,
(iii) becomes available to the Executive on a nonconfidential basis from a source other than the Company, provided that such source is not prohibited from disclosing such information by a contractual or legal obligation to the Company of such information, or (iv) that the Executive can conclusively show by documentary evidence was independently developed by the Executive without use of any information disclosed to Executive by the Company. Executive and the Company acknowledge that the intent of this Section 5 is not to restrict Executive's employment following his tenure with the Company, but rather it is to protect the rights that the Company has in its Trade Secrets and Confidential Information.

     7.  COVENANT NOT TO COMPETE.

     7.1 Executive will not, during the term of his employment with the Company and for a period of one (1) year after termination for any reason of his employment with the Company, directly or indirectly, engage in or carry on within a fifty (50) mile radius of any of the Company's retail outlets existing upon the date of termination of such employment, any business, like or similar to that engaged in by Company, either individually or as a stockholder, director, officer, consultant, independent contractor, Executive, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise, or in any other capacity: The above one (1) year period shall be extended by any period of time during which Executive is in default of the covenants contained in this Agreement.

     7.2 In the event of a breach or threatened breach by Executive of all or any part of the provisions of Section 7.1, the Company shall be entitled to an injunction restraining Executive from such breach without limiting any other rights or remedies available to the Company for such breach or threatened breach.

     7.3 Notwithstanding any provision to the contrary herein contained, Section 6.1 shall not apply:

     (i) Upon the termination of the Executive's employment by the Company other than for cause within one (1) year following a Sale of the Company; and

     (ii) Upon the voluntary termination of employment by the Executive for any reason within the thirty (30) day period immediately after the one (1) year period following a Sale of the Company.

     7.4 In the event of a Sale of the Company following the execution of this Agreement, Executive expressly agrees that the terms and conditions set forth in this Section 6 shall be binding upon Executive and shall be fully enforceable by the successor to the Company.

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     7.5 For purposes of this Agreement, "Sale of the Company"
shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), or (ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; unless, following such acquisition of beneficial ownership or transaction (A) more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or (B) more than 60% of the then outstanding shares of common stock of the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors of such Person, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportion as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.

     8. CUSTOMER NON-SOLICITATION. Executive agrees that for a period of eighteen (18) months immediately following termination of Executive's employment with the Company for any reason, including, without limitation, voluntary resignation from employment by Executive
(the "Non-Solicitation Period"), Executive shall not, on Executive's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to selling or providing any product or service competitive or potentially competitive with any product or service sold or provided or under development by the Company during the time of two (2) years immediately preceding cessation of Executive's employment with the Company, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Executive had contact during such two (2) year period. Executive acknowledges that the Company provides products and services to customers throughout the Territory.

     9.  EMPLOYEE NON-SOLICITATION.  Executive agrees that
Executive shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of the Company within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business engaged in providing products or services of the same or similar kind as offered by the Company.

     10. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Executive of any of the terms or conditions of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered.
Accordingly, Executive agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

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     11.  ARBITRATION.  Any difference, claim or matter in dispute arising between the parties out of this Agreement or connected therewith (other than claims by the Company to enforce the provisions of Paragraphs 6 through 9 hereof) shall be submitted by them to arbitration by a panel of three arbitrators appointed by and in accordance with the rules of the American Arbitration association. The determination or decision rendered by the arbitrators shall be final and absolute. The arbitrators shall apply Alabama law and the arbitration shall take place in Birmingham, Alabama. The decision of the arbitrators may be entered as a judgment in any court of the State of Alabama or elsewhere.

     12. SEVERABILITY. If any provision or part of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

     13. MISCELLANEOUS. This Agreement shall not be amended or modified except by a writing executed by both parties. This
Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Due to the personal nature of this Agreement, Executive shall not have the right to assign Executive's rights or obligations under this Agreement without the prior written consent of Company. This Agreement shall be governed by the laws of the State of Alabama without regard to its rules governing conflicts of law. This Agreement and any attached exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Exhibit A attached hereto is incorporated herein by this reference.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date first above written.


                                     JUST FOR FEET, INC.




                                     By:
                                        --------------------------------
                                     Title:
                                           -----------------------------

                                             [CORPORATE SEAL]

                                     Address:

                                     153 Cahaba Valley Parkway North
                                     Birmingham, Alabama 35124



                                     EXECUTIVE:


                                     --------------------------------(SEAL)
                                     ALEX BOND



                                     Address:

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